EXHIBIT 4(c)

                           FAUQUIER BANKSHARES, INC.

                      DIRECTOR DEFERRED COMPENSATION PLAN


                       (As Adopted Effective May 1, 1995)

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                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                   ARTICLE I

                              DEFINITION OF TERMS
                              -------------------

1.1     Administrator..................................................        1
1.2     Affiliate......................................................        1
1.3     Beneficiary....................................................        1
1.4     Benefits Committee.............................................        1
1.5     Board..........................................................        1
1.6     Code...........................................................        1
1.7     Compensation...................................................        1
1.8     Corporation....................................................        2
1.9     Deferral Account...............................................        2
1.10    Deferral Contributions.........................................        2
1.11    Effective Date.................................................        2
1.12    Eligible Director..............................................        2
1.13    Participant....................................................        2
1.14    Plan...........................................................        2
1.15    Plan Sponsor...................................................        2
1.16    Plan Year......................................................        2
1.17    Rate of Return.................................................        2
1.18    Stock..........................................................        2
1.19    Valuation Date.................................................        3
1.20    Value..........................................................        3

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

2.1     Eligibility and Notice.........................................        3
2.2     Election Required for Commencement of Active Participation.....        3
2.3     Deferred Compensation Election.................................        4
2.4     Termination of Active Participation............................        5
2.5     Length of Participation........................................        5


                                  ARTICLE III

                       DETERMINATION OF DEFERRAL ACCOUNTS
                       ----------------------------------

3.1     Deferral Account and Subaccounts...............................        5
3.2     Crediting of Deferral Contributions to Deferral Account........        6
3.3     Subtractions from Deferral Account.............................        6
3.4     Crediting of Deemed Earnings to Deferral Account...............        6
3.5     Equitable Adjustment in Case or Error or Omission..............        6
3.6     Statement of Benefits..........................................        6


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                                   ARTICLE IV

                                    VESTING
                                    -------

4.1     Vesting........................................................        6


                                   ARTICLE V

                                 DEATH BENEFITS
                                 --------------


5.1     Death after Benefit Commencement...............................        7
5.2     Death before Benefit Commencement..............................        7
5.3     Beneficiary Designation........................................        7


                                   ARTICLE VI

                              PAYMENT OF BENEFITS
                              -------------------

6.1     Time and Form of Payment to a Participant......................        7
6.2     Time and Form of Payment to a Beneficiary......................        8
6.3     Lump Sum Payments and Periodic Installments....................        8
6.4     Benefit Determination and Payment Procedure....................        9
6.5     Payments to Minors and Incompetents............................        9
6.6     Distribution of Benefit When Distributee Cannot be Located.....        9


                                  ARTICLE VII

                                  WITHDRAWALS
                                  -----------

7.1     No Withdrawals Permitted.......................................        9


                                  ARTICLE VIII

                                    FUNDING
                                    -------

8.1     Funding........................................................        9
8.2     Use of Trust...................................................       10


                                   ARTICLE IX

                               PLAN ADMINISTRATOR
                               ------------------

9.1     Plan Administrator.............................................       10
9.2     Duties and Responsibilities of Plan Administrator..............       10
9.3     Power and Authority............................................       11
9.4     Availability of Records........................................       11


                                   ARTICLE X

                        AMENDMENT OR TERMINATION OF PLAN
                        --------------------------------

10.1    Amendment or Termination of the Plan...........................       11
10.2    Effect of Corporate Merger, Consolidation or Liquidation.......       11


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                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

11.1    Non-assignability..............................................       12
11.2    Right to Require Information and Reliance Thereon..............       12
11.3    Notices and Elections..........................................       12
11.4    Delegation of Authority........................................       12
11.5    Service of Process.............................................       12
11.6    Governing Law..................................................       12
11.7    Binding Effect.................................................       12
11.8    Severability...................................................       12
11.9    No Effect on Agreement.........................................       12
11.10   Gender and Number..............................................       12
11.11   Titles and Captions............................................       12

                                  ARTICLE XII

                       ADOPTION BY ADDITIONAL CORPORATIONS
                       -----------------------------------

12.1    Adoption by Additional Corporations............................       13
12.2    Termination Events with Respect to Corporations Other Than
          the Plan Sponsor.............................................       13


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         Pursuant to action taken by the Board of Directors of Fauquier
Bankshares, Inc., a Virginia corporation, and The Fauquier Bank, a Virginia corporation, (hereinafter collectively or individually called the "Corporation"), the Fauquier Bankshares, Inc. Director Deferred Compensation Plan (hereinafter referred to as the "Plan") is hereby adopted as follows:

                                  WITNESSETH:
                                  -----------

         WHEREAS, the Corporation desire to adopt a plan for deferral of directors compensation as hereinafter set forth;

         NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, this Plan is adopted to provide benefits, as herein set forth:


                                    ARTICLE I

                              DEFINITION OF TERMS
                              -------------------

         The following words and terms as used in this Plan shall have the meaning set forth below, unless a different meaning is clearly required by the context:

         1.1 "ADMINISTRATOR": The Plan Administrator provided for in ARTICLE IX hereof.

         1.2 "AFFILIATE": Any subsidiary, parent, affiliate, or other related business entity to the Plan Sponsor, as determined by the Administrator.

         1.3 "BENEFICIARY": The person or persons designated by a Participant or otherwise entitled pursuant to paragraph 5.3 to receive benefits under the Plan attributable to such Participant after the death of such Participant.

         1.4 "BENEFITS COMMITTEE": The standing committee of the Board of Directors of the Plan Sponsor having responsibility over the Plan; or if no such committee is so serving at any time, the Board of the Plan Sponsor.

         1.5 "BOARD": The present and any succeeding Board of Directors of the Plan Sponsor, unless such term is used with respect to a particular Corporation and its Board of Directors, in which event it shall mean the present and any succeeding Board of Directors of that Corporation.

         1.6 "CODE": The Internal Revenue Code of 1986, as the same may be amended from time to time, or the corresponding section of any subsequent Internal Revenue Code, and, to the extent not inconsistent therewith, regulations issued thereunder.

         1.7 "COMPENSATION": A Participant's (i) retainers (referred to as "Retainers") for Board or committee service and (ii) fees for Board or committee meetings (referred to as "Meeting Fees") paid by the Corporation to an Eligible Director, but excluding any such compensation deferred from a prior period, any such compensation attributable to a period during which a Deferred Compensation Election with respect thereto is not in effect, any expense reimbursement or allowance, any such compensation not normally paid in cash to the Participant, and any such compensation attributable to service on the board of directors of any Affiliate which is not a participating Corporation.
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         1.8 "CORPORATION":

         1.8(a) Fauquier Bankshares, Inc., a Virginia corporation, The Fauquier Bank, a Virginia corporation, and any other Affiliate which adopts the Plan as a participating Corporation, including any successor to any such Corporation. A register of all such Corporations which have adopted the Plan and who are at any time participating in the Plan shall be maintained by the Administrator.

         1.8(b) Employment as a common law employee with an Affiliate shall be considered employment as a common law employee with the Corporation for all purposes of the Plan.

         1.8(c) Service as a director of an Affiliate shall not be considered service as a director of the Corporation unless the Affiliate is a participating Corporation.

         1.9 "DEFERRAL ACCOUNT": An unfunded, bookkeeping account maintained on the books of the Corporation for a Participant which reflects his interest in amounts attributable to his Deferral Contributions under the Plan.

                  (i) Separate subdivisions of the Deferral Account shall be maintained to reflect Deferral Contributions made pursuant to separate Deferred Compensation Elections.

                  (ii) Separate subaccounts of each Deferral Account shall be maintained to reflect a Participant's interest in the Cash Account and in the Share Account.

         1.10 "DEFERRAL CONTRIBUTIONS": That portion of a Participant's Compensation which is deferred under the Plan.

         1.11 "EFFECTIVE DATE": The Effective Date of the Plan is May 1, 1995.

         1.12 "ELIGIBLE DIRECTOR": An individual who is a member of the Board of Directors of the Corporation but who is not a common law employee of the Corporation.

         1.13 "PARTICIPANT": An Eligible Director who elects to participate in the Plan for so long as he is considered a Participant as provided in ARTICLE II hereof; and further differentiated as follows:

                  (i) "Active Participant": A Participant who has an election to make Deferral Contributions to the Plan in effect at the time in question.

                  (ii) "Inactive Participant": A Participant who does not have an election to make Deferral Contributions to the Plan in effect at the time in question.

         1.14 "PLAN": This document, as contained herein or duly amended, which shall be known as the "Fauquier Bankshares, Inc. Director Deferred Compensation Plan".

         1.15 "PLAN SPONSOR": Fauquier Bankshares, Inc., a Virginia corporation, or any successor thereto.

         1.16 "PLAN YEAR": The calendar year.

         1.17 "RATE OF RETURN": The annual rate equivalent to the highest interest rate offered by The Fauquier Bank (or its successor) on any of its deposits, determined at the end of each calendar quarter for the next calendar quarter.

         1.18 "STOCK": The common stock of Fauquier Bankshares, Inc., a Virginia corporation, or any successor thereto.


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         1.19 "VALUATION DATE": The last day of each Plan Year and such other dates, if any, as the Administrator may designate. In the event of a Participant's death where all or one or more subdivisions of his Deferral Account is to be paid pursuant to paragraph 5.2, the last day of the calendar month in the Participant dies shall also be a Valuation Date for such benefit to be paid pursuant to paragraph 5.2

         1.20 "VALUE":

         1.20(a) In the event there is a generally recognized market for Stock, either (i) the average of the closing trading prices of Stock reported on a national securities exchange which is registered under Section 6 of the Securities Exchange Act of 1934 for the five (5) most recent days on which Stock was traded during the last thirty (30) days ending on the determination date or
(ii) if Stock is not traded on a national securities exchange, the average of the trading prices for the five (5) most recent trades in the over-the-counter market during the last thirty (30) days ending on the determination date.

         1.20(b) In the event there is no generally recognized market for Stock or trades are insufficient to establish the Value, the fair market value of Stock as determined in good faith by the Board or Benefits Committee.

                                   ARTICLE II

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

         2.1 ELIGIBILITY AND NOTICES.

         2.1(a) Each Eligible Director shall be eligible to participate in the Plan by becoming an Active Participant as provided in paragraph 2.2.

         2.1(b) The Administrator shall give notice of eligibility to each Eligible Director who is anticipated to be eligible to make Deferral Contributions within a reasonable period of time prior to the Effective Date of the Plan and thereafter prior to the beginning of each Plan Year or any subsequent commencement of status as an Eligible Director.

         2.2 ELECTION REQUIRED FOR COMMENCEMENT OF ACTIVE PARTICIPATION.

         2.2(a) An Eligible Director may elect to become an Active Participant by executing a Deferred Compensation Election (as provided in paragraph 2.3) and timely filing it with the Administrator at such time as the Administrator may require prior to the first day of the Plan Year for which it is to become effective or, in the case of an Eligible Director's commencement of eligibility to participate as provided in clause (ii) of subparagraph 2.2(b), within thirty
(30) days after he is first eligible to become an Active Participant.

         2.2(b) An Eligible Director shall become an Active Participant for a Plan Year as of the beginning of a calendar month at any of the following times for which he timely files a Deferred Compensation Election (as provided in paragraph 2.3):

                  (i) On the first day of the Plan Year if he timely files his election therefor, or

                  (ii) In the case of his first becoming eligible for the Plan Year, on the first day of the calendar month after he timely files his election therefor.

If a Corporation institutes payment of a particular type of Compensation during a Plan Year, the Administrator may permit elections to be made solely with respect to such newly instituted type of Compensation as though the period for which such type of Compensation is first offered is the date an Eligible director is first eligible.


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         2.3 DEFERRED COMPENSATION ELECTION

         2.3(a) Subject to the restrictions and conditions hereinafter provided, an Eligible Director shall be entitled to elect to defer, as a Deferral Contribution with respect to a Plan Year or other period of active participation, an amount or percentage of his Compensation which is specified by and in accordance with his direction in his Deferred Compensation Election for such Plan Year or period. Any such election must be filed with the Administrator at the time required under paragraph 2.2.

         2.3(b) Deferred Compensation Elections shall be subject to the following rules:

                  (i) Active participation in the Plan is available on either an annual basis, which requires an annual election for active participation for each Plan Year, or a continuing basis, which permits an election for continuing active participation from year to year.

                  (ii) Where a Participant has made a Deferred Compensation Election for active participation on a continuing basis, the Participant may modify such election on a prospective basis as of the beginning of any Plan Year as though a new election were being made. Such modification may include, but is not limited to, a change in the dollar amount or percentage of his Compensation to be contributed as Deferral Contributions, a change in the payment time or form, and a change in the participation basis from participation on a continuing basis to participation on annual basis.

                  (iii) Each Deferred Compensation Election (whether made on an annual or continuing basis) must specify the following:

                           (A) The dollar amount or percentage of his
                  Compensation to be contributed as Deferral Contributions for the applicable period;

                           (B) The Compensation from which the Deferral
                  Contribution shall be withheld;

                           (C) The Eligible Director's benefit commencement date
                  which date (I) shall be determined pursuant to subparagraph 6.1(b), (II) except where permitted by the Administrator, shall be the same for the subdivision of his Deferral Account attributable to the same Deferred Compensation Election, and
                  (III) shall be irrevocable;

                           (D) The form of payment of the Deferral Account to
                  the Participant which form (I) shall be determined pursuant to subparagraph 6.1(b), (II) shall be the same for the subdivision of his Deferral Account attributable to the same Deferred Compensation Election, and (III) shall be irrevocable;

                           (E) The Plan Year or period to which it related;

                           (F) The subaccount (that is, the Cash deferral
                  Account and/or the Share Account) in which the Deferral Contribution will be considered invested; and

                           (G) Such other information as the Administrator may
                  require.

         2.3(c) Each Deferral Contribution is intended to be an elective compensation reduction amount which shall be deducted from a Participant's Compensation otherwise payable to him for a Plan Year by way of Retainers or Meeting Fees. Unless otherwise approved by the Administrator:

                  (i) Deferral Contributions of Retainers shall be withheld on a pro rata basis if a percentage deferral is elected or on a first dollar basis from the Retainers before any part of the designated Retainers is paid to the Participant if a dollar amount deferral is elected; and


                                      -4-
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                  (ii) Deferral Contributions of Meeting Fees shall be withheld on a pro rata basis.

         2.4 TERMINATION OF ACTIVE PARTICIPATION. A Participant who is an Active Participant for a Plan Year shall cease to be an Active Participant for the Plan Year if and when he ceases to be an Eligible Director during the Plan Year or if and when he files an election to cease being an Active Participant for the Plan Year. If an Active Participant files an election to cease being an Active Participant for a Plan Year, the election must be filed with the Administrator prior to the first day of the calendar month it will become effective, and he may not again become an Active Participant until a subsequent Plan Year.

         2.5 LENGTH OF PARTICIPATION. An Eligible Director who becomes a Participant shall be or remain a Participant for so long as he is entitled to future benefits under the terms of the Plan.

                                  ARTICLE III

                       DETERMINATION OF DEFERRAL ACCOUNTS
                       ----------------------------------

         3.1 DEFERRAL ACCOUNT AND SUBACCOUNTS.

         3.1(a) The Corporation shall establish and maintain on its books a Deferral Account (and appropriate subdivisions thereof to reflect the amount attributable to each Deferred Compensation Election) for each Participant to reflect the Participant's benefits under the Plan.

         3.1(b) The balance in the Deferral Account of a Participant shall consist of his Deferral Contributions made to the Plan pursuant to paragraph 2.3 and credited pursuant to paragraph 3.2, subtractions pursuant to paragraph 3.3, and deemed earnings thereon determined pursuant to paragraph 3.4.

         3.1(c) Each Deferral Account shall be subdivided into a Cash Account and a Share Account based on the Participant's Deferred Compensation Election.

                  (i) The Cash Account shall be considered invested in deposit instrument offered by The Fauquier Bank, which shall be maintained on a cash basis.

                  (ii) The Share Account shall be considered invested in Stock and which shall be maintained on a share basis. Under the share basis of accounting:

                           (A) Contributions and other amounts (including but
                  not limited to deemed dividends) credited to the subaccount shall be converted to whole and fractional shares of Stock based on the Value of a share of Stock on the day credited. Notwithstanding the foregoing, if the Plan Sponsor maintains a dividend reinvestment plan at any time, deemed dividends credited to the subaccount shall be considered invested in shares of Stock pursuant to the purchase price determination under such plan.

                           (B) The value of the subaccount at any time is the
                  number of shares considered held in the account multiplied by the Value of a share of Stock for the day in question.

                           (C) Fractional shares (calculated to the second,
                  third or fourth decimal place, as determined by the Administrator) shall be maintained on such basis as the Administrator determines from time to time.

                           (D) In the event of a Stock dividend or Stock split
                  or a change in the number of shares of Stock held by the Plan as a result of a reorganization or other recapitalization of the issuer of Stock, there shall be credited to each such subaccount a proportionate number of full and fraction shares of Stock which would have been received by the Plan if the Stock considered held by the Plan were outstanding as a result of such dividend, split or change based on the number of


                                      -5-
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                  shares and fractions thereof in such account as of the
                  Valuation Date (or such other date as the Administrator may direct) coinciding with or next following the ex-dividend or record date as applicable.

         3.1(d) As of any Valuation Date, a Participant (or if deceased, his Beneficiary) may elect that all or any designated portion of the balance in his Share Account be transferred to his Cash Account. Any such election shall be made in writing and filed with the Administrator at least fifteen (15) days (or shorter period as the Administrator may accept) prior to the Valuation Date as of which the election is made.

         3.2 CREDITING OF DEFERRAL CONTRIBUTIONS TO DEFERRAL ACCOUNT. Deferral Contributions made by a Participant shall be credited to his Deferral Account and the applicable subaccount and subdivision thereof as of the date the Compensation from which such contributions are deducted would otherwise have been paid to him.

         3.3 SUBTRACTIONS FROM DEFERRAL ACCOUNT. All distributions shall be subtracted from a Participant's Deferral Account and the applicable subaccount and subdivision thereof when made.

         3.4 CREDITING OF DEEMED EARNINGS TO DEFERRAL ACCOUNT.

         3.4(a) As of each Valuation Date, there shall be credited to each Participant's Deferral Account and the applicable subaccount and subdivision thereof an amount representing deemed earnings on the balance of such account or subdivision since the last Valuation Date.

         3.4(b) Such earnings shall be determined as follows:

                  (i) Such earnings for the Cash Account shall be based on the applicable Rate of Return for the period since the last Valuation Date applied to the average daily balance in the subaccount and applicable subdivision thereof for the valuation period or portion thereof ending on the Valuation Date.

                  (ii) Such earnings for the Share Account shall consist of dividends which would have been paid on the number of shares credited to such subaccounts on the applicable record date and changes in Value of the shares of Stock considered held in the subaccount since the last Valuation Date.

         3.4(c) Normally, deemed earnings shall not be credited to benefit payments made since the last Valuation Date. Notwithstanding the foregoing, in the event that any payment of benefits under the Plan is made more than one month after the most recent Valuation Date for which such benefits are adjusted for deemed earnings, such payment shall be increased by additional deemed earnings for each complete calendar month that has elapsed between such Valuation Date and the date as of which the payment is made. Such additional deemed earnings shall be determined and credited on the basis of the Rate of Return as of such Valuation Date and as of any intervening Valuation Dates.

         3.5 EQUITABLE ADJUSTMENT IN CASE OF ERROR OR OMISSION. Where an error or omission is discovered in the Deferral Account of a Participant, the Administrator shall be authorized to make such equitable adjustment as the Administrator deems appropriate.

         3.6 STATEMENT OF BENEFITS. Within a reasonable time after the end of each Plan Year and at the date a Participant's Deferral Account (or a subdivision thereof) becomes payable under the Plan, the Administrator shall provide to each Participant (or, if deceased, to his Beneficiary) a statement of the Participant's Deferral Account balance (or applicable subaccount and subdivision thereof) under the Plan.

                                   ARTICLE IV

                                    VESTING
                                    -------

         4.1 VESTING. A Participant's Deferral Account shall be fully vested and non-forfeitable at all times.


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                                   ARTICLE V

                                 DEATH BENEFITS
                                 --------------

        5.1 DEATH AFTER BENEFIT COMMENCEMENT. If a Participant dies after a separately maintained subdivision of his Deferral Account has begun to be paid to him, the benefits payable under the Plan after his death with respect to such subdivision shall be the remainder of such subdivision, if any, payable as provided under the form of payment being made to him at his death. Such benefits shall be paid to his Beneficiary at the time and in the manner described in
ARTICLE VI.


         5.2 DEATH BEFORE BENEFIT COMMENCEMENT. If a Participant dies before a separately maintained subdivision of his Deferral Account has begun to be paid to him, the benefits payable under the Plan after his death with respect to such subdivision shall be paid to his Beneficiary at the time and in the manner described in ARTICLE VI.


        5.3 BENEFICIARY DESIGNATION

        5.3(a) Each Participant shall have the right to notify the Administrator in writing of any designation of a Beneficiary to receive, if alive, benefits under the Plan in the event of his death. Such designation may be changed from time to time by notice in writing to the Administrator.

        5.3(b) If a Participant dies without having designated a Beneficiary, or if the Beneficiary so designated has predeceased the Participant or, except when his Beneficiary is his spouse, cannot be located by the Administrator within one year after the date when the Administrator commenced making a reasonable effort to locate such Beneficiary, then his surviving spouse, or if none, then the executor or the administrator of his estate shall be deemed to be his Beneficiary.

         5.3(c) Any Beneficiary designation may include multiple, contingent or successive Beneficiaries and may specify the proportionate distribution to each Beneficiary. If a Beneficiary shall survive the Participant, but shall die before the entire benefit payable to such Beneficiary has been distributed, then absent any other provision by the Participant, the unpaid amount of such benefit shall be distributed to the estate of the deceased Beneficiary. If multiple Beneficiaries are designated, absent provisions by the Participant, those named or the survivors of them shall share equally any benefits payable under the Plan. Any Beneficiary, including the Participant's spouse, shall be entitled to disclaim any benefit otherwise payable to him under the Plan.


                                   ARTICLE VI

                              PAYMENT OF BENEFITS
                              -------------------

        6.1 TIME AND FORM OF PAYMENT TO A PARTICIPANT.

        6.1(a) Except as provided in subparagraph 6.1(c), the subdivision of a Participant's Deferral Account attributable to his Deferral Contributions made with respect to a Deferred Compensation Election shall be payable in cash to the Participant, if then alive, at the time and in the form elected by the Participant in his Deferred Compensation Election.

        6.1(b) The Participant shall have the following election choices for the time, form and manner of payment for his Deferral Account. The choices apply separately to each subdivision of his Deferral Account attributable to his Deferral Contributions made with respect to a Deferred Compensation Election:

                (i) Time of Payment -

                           (A) At the January 15th of the calendar year
                  following the calendar year in which the Participant ceases to be a member of the Board.

                           (B) At the January 15th of a calendar year specified
                  by the Participant.

                           (C) At the later of (A) or (B).

                           (D) At the earlier of (A) or (B).

                  (ii) Form of Payment -

                           (A) In a lump sum payment as provided in paragraph
                  6.3.

                           (B) In periodic installments as provided in paragraph
                  6.3.

                  (iii) Manner of Payment -

                           (A) Payments from the Cash Account shall be made in
                  cash.

                           (B) Payments from the Share Account shall be made in
                  whole and fractional shares of Stock or, if fractional shares are not permitted to be issued, in whole shares of Stock and cash in lieu of fractional shares. Notwithstanding the foregoing, a participant (or if deceased, his Beneficiary), may elect that all or any portion of a payment from Share Account shall be made in cash at its Value on the day before the date of payment. Any such election shall be made in writing and filed with the Administrator at least fifteen (15) days (or shorter period as the Administrator may accept) prior to the date of payment.

         6.1(c) Notwithstanding the foregoing, payment of the Deferral Account or a subdivision thereof may be delayed for a reasonable period in the event the Participant cannot be located or is not competent to receive the benefit payment, there is a dispute as to the proper recipient of such benefit payment, additional time is needed to complete the Plan allocations, or additional time is needed for other administrative reasons.

         6.2 TIME OF AND FORM PAYMENT TO A BENEFICIARY.

         6.2(a) Except as provided in subparagraph 6.2(c), each subdivision of the Deferral Account with respect to a deceased Participant payable pursuant to paragraph 5.1 shall continue to be paid in accordance with the form of payment in effect at the Participant's death.

         6.2(b) Except as provided in subparagraph 6.2(c), each subdivision of the Deferral Account with respect to a deceased Participant payable pursuant to paragraph 5.2 shall become payable in cash to his Beneficiary in the form of a lump sum payment as soon as possible after the calendar month in which the Participant dies.

         6.2(c) Notwithstanding the foregoing, payment of the Deferral Account or a subdivision thereof may be delayed for a reasonable period in the event the recipient cannot be located or is not competent to receive the benefit payment, there is a dispute as to the proper recipient of such benefit payment, additional time is needed to complete the Plan allocations, or additional time is needed for other administrative reasons.

         6.3 LUMP SUM PAYMENTS AND PERIODIC INSTALLMENTS.

         6.3(a) The term "lump sum payment" generally means a single payment of the Deferral Account or applicable subaccount and subdivision thereof. The amount of a lump sum payment shall be the balance in the Deferral Account or applicable subaccount and subdivision thereof determined at the last Valuation Date immediately preceding payment. In the event a Deferral Account or subdivision thereof is to be paid in a lump sum payment and the amount thereof has not been determined, the Administrator is authorized to make one or more interim payments prior to the time the amount of such lump sum payment is finally determined.

         6.3(b) Periodic installments shall be paid in 2,3, 4 or 5 annual periodic installments. Under this form of payment, the Deferral Account or applicable subaccount and subdivision thereof will be paid in annual installments over the selected number of years, subject to the following rules:

                  (i) The amount of each installment shall equal the balance in the Deferral Account or applicable subaccount and subdivision thereof determined at the last Valuation Date immediately preceding each installment payment divided by the remaining number of payments to be made therefrom.

                  (ii) Until paid out, each subdivision of the Participant's Deferral Account remaining in the Plan shall continue to be adjusted for deemed earnings thereon determined pursuant to paragraph 3.4.

                  (iii) If payment commences to the Participant, the balance of any periodic installments remaining at the Participant's death shall continue to his Beneficiary.

         6.4 BENEFIT DETERMINATION AND PAYMENT PROCEDURE. The Administrator shall make all determinations concerning eligibility for benefits under the Plan, the time or terms of payments, and the form or manner of payment to the Participant or, in the event of the death of the Participant, the Participant's Beneficiary. The Administrator shall promptly notify the Corporation of each such determination that benefit payments are due and provide to the Corporation all other information necessary to allow the Corporation to carry out said determination, whereupon the Corporation shall pay such benefits in accordance with the Administrator's determination.

         6.5 PAYMENTS TO MINORS AND INCOMPETENTS. If a Participant or Beneficiary entitled to receive any benefits hereunder is a minor or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, or is deemed so by the Administrator, benefits will be paid to such person as the Administrator designate for the benefit of such Participant or Beneficiary. Such payments shall be considered a payment to such Participant or Beneficiary and shall, to the extent made, be deemed a complete discharge of any liability for such payments under the Plan.

         6.6 DISTRIBUTION OF BENEFIT WHEN DISTRIBUTEE CANNOT BE LOCATED. The Administrator shall make all reasonable attempts to determine the identity and/or whereabouts of a Participant or a Participant's Beneficiary entitled to benefits under the Plan, including the mailing by certified mail of a notice to the last known address shown on the Corporation's or the Administrator's records. If the Administrator is unable to locate such a person entitled to benefits hereunder, or if there has been no claim made for such benefits, the Corporation shall continue to hold the benefit due such person, subject to any applicable statute of escheats.


                                  ARTICLE VII

                                  WITHDRAWALS
                                  -----------

         7.1 NO WITHDRAWALS PERMITTED. No withdrawals or other distributions shall be permitted from a Participant's Deferral Account except as provided in
ARTICLE VI.


                                  ARTICLE VII

                                    FUNDING
                                    -------

         8.1 Funding.

         8.1(a) The undertaking to pay benefits hereunder shall be an unfunded obligation payable solely from the general assets of the Corporation and subject to the claims of the Corporation's creditors. The Deferral Account shall be maintained as a book reserve account solely for accounting purposes.

         8.1(b) Nothing contained in the Plan and no action taken pursuant to the provisions of the Plan (including establishing a trust pursuant to paragraph 8.2) shall create or be construed to give any Participant or Beneficiary any right, title or interest in any specific asset or assets of the Corporations or the assets of any trust acquires a right to receive payments from the Corporation under the Plan, such rights shall be no greater than the right of any unsecured general creditor of the Corporation.

         8.1(c) Where more than one Corporation participates in the Plan, the funding and payment provisions hereof shall apply separately to each such Corporation, except that the Plan Sponsor shall guarantee payment of all benefits due under the Plan.

         8.1(d) The Plan Sponsor may in its discretion make the payment of any or all benefits under the Plan in lieu of payment by one or more Corporations. Where the Plan Sponsor makes payments on behalf of other Corporations, the Plan Sponsor may require contributions by participating Corporations to the Plan Sponsor at such times (whether before, at or after the time of payment), in such amounts and or such basis as it may from time to time determine in order to defray the cost of benefits and administration of the Plan.

         8.2 USE OF TRUST

         8.2(a) Notwithstanding any provision herein to the contrary, the Plan Sponsor may in its sore discretion establish and cause certain of assets to be held pursuant to a trust agreement for the purpose of providing benefits under the Plan.

         8.2(b) The Corporations shall pay over Deferral Contributions to the trustee of any such trust agreement as and when directed by the Plan Sponsor.

         8.2(c) The Corporations acknowledge that any such trust agreement may be established by the Plan Sponsor for the benefit of one or more of the participating Corporations, that execution of the Plan or an adoption agreement relating to the Plan by a participating Corporation automatically makes the Corporation a participating Corporation for purposes of any such trust agreement (if and to the extent so provided in the trust agreement), and that any such trust agreement may be amended by appropriate action of the Plan Sponsor or the Benefits Committee (without any action required by the other participating Corporations).

         8.2(d) The trustee of any such trust shall promptly follow the direction of the Administrator regarding any payments which are to be made from the trust.

                                   ARTICLE IX

                               PLAN ADMINISTRATOR
                               ------------------

         9.1 PLAN ADMINISTRATOR. The person serving as Treasurer of the Plan Sponsor from time to time shall serve as the Plan Administrator (the "Administrator") for the purpose of carrying out the duties specifically imposed on the Administrator by the Plan and the Code.

         9.2 DUTIES AND RESPONSIBILITIES OF PLAN ADMINSTRATOR. The Administrator shall have the following duties and responsibilities under the Plan:

         9.2(a) The Administrator shall be responsible for the fulfillment of all relevant reporting and disclosure requirements set forth in the Plan and the Code, the distribution thereof to Participants and their Beneficiaries, and the filing thereof with the appropriate governmental officials and agencies.

         9.2(b) The Administrator shall maintain and retain necessary records regarding its administration of the Plan and matters upon which disclosure is required under the Plan and the Code.

         9.2(c) The Administrator shall make any elections for the Plan required to be made by it under the Plan and the Code.

         9.2(d) The Administrator is empowered to settle claims against the Plan and to make such equitable adjustments in a Participant's or Beneficiary's rights or entitlements under the Plan as it deems appropriate in the event an error or omission is discovered or claimed in the operation or administration of the Plan.

         9.2(e) The Administrator may construe the Plan, correct defects, supply omissions or reconcile inconsistencies to the extent necessary to effectuate the Plan, and such action shall be conclusive.

         9.3 POWER AND AUTHORITY. The Administrator is hereby vested with all the power and authority necessary in order to carry out its duties and responsibilities imposed hereunder in connection with the administration of the Plan. For such purpose, the Administrator shall have the power to adopt rules and regulations consistent with the terms of the Plan.

         9.4 AVAILABILITY OF RECORDS. The Corporation shall, at the request of the Administrator, make available necessary records or other information which they possess which may be required by the Administrator in order to carry out its duties hereunder.

                                   ARTICLE X

                        AMENDMENT OR TERMINATION OF PLAN
                        --------------------------------

         10.1 AMENDMENT OR TERMINATION OF THE PLAN.

         10.1(a) The Plan may be amended in whole or in part from time to time by the Board of the Plan Sponsor effective as of any date specified. Any such amendment to the Plan shall be in writing. The Plan may be terminated at any time by the Board of the Plan Sponsor. No amendment or termination shall operate to decrease a Participant's Deferral Account balance determined as of the earlier of the date on which the amendment or termination is approved by the Board of the Plan Sponsor or the date on which an instrument of amendment or termination is signed on behalf of the Board of the Plan Sponsor. Any such action to amend or terminate the Plan shall be adopted pursuant to action by the Board of the Plan Sponsor (including pursuant to any standing authorization for any officer, director or committee to adopt amendments) taken in accordance with its applicable procedures, including where applicable by majority vote or consent in writing.

         10.1(b) In addition, and as an alternative, to amendment of the Plan by action of the Board of the Plan Sponsor, but subject to the limitations on amendment contained in subparagraph 10.1(a), the Board hereby delegates to the Benefits Committee the right to amend the Plan in whole or in part to make any technical modification, alteration or amendment which in the opinion of counsel for the Plan Sponsor is required by law and is deemed advisable by the Benefits Committee, and to make any other modification, alteration or amendment which does not, in the Benefits Committee's view, materially increase costs of the Plan to the Corporation.

         10.1(c) Termination of the Plan shall mean termination of active participation by Participants, but shall not mean immediate payment of all Deferral Accounts unless the Board of the Plan Sponsor or the Benefits Committee so directs.

         10.2 EFFECT OF CORPORATE MERGER, CONSOLIDATION OR LIQUIDATION. Notwithstanding any other provision of the Plan, the merger or liquidation of any Corporation into any other Corporation or Affiliate or the consolidation of two (2) or more of the Corporations and/or Affiliate shall not cause the Plan to terminate with respect to the merging, liquidating or consolidating Corporation(s), provided that the Plan has been adopted or is continued by and has not terminated with respect to the surviving or continuing corporation.

                                   ARTICLE XI

                                 MISCELLANEOUS
                                 -------------

         11.1 NON-ASSIGNABILITY. The interests of each Participant under the Plan are not subject to claims of the Participant's creditors; and neither the Participant, nor his Beneficiary, shall have any right to sell, assign transfer or otherwise convey the right to receive any payments hereunder or any interest under the Plan, which payments and interest are expressly declared to be non-assignable and non-transferable.

         11.2 RIGHT TO REQUIRE INFORMATION AND RELIANCE THEREON. The Corporation and the Administrator shall have the right to require any Participant, Beneficiary or other person receiving benefit payments to provide it with such information, in writing, and in such form as it may deem necessary to the administration of the Plan. The Administrator may rely on such information in carrying out its duties hereunder. Any payment to or on behalf of a Participant or Beneficiary in accordance with the provisions of the Plan in good faith reliance upon any such written information provided by a Participant or any other person to whom such payment is made shall be in full satisfaction of all claims by such Participant and his Beneficiary; and any payment to or on behalf of a Beneficiary in accordance with a provision of the Plan in good faith reliance upon any such written information provided by such Beneficiary or any other person to whom such payment is made shall be in full satisfaction of all claims by such Beneficiary.

         11.3 NOTICES AND ELECTIONS. All notices required to be given in writing and all elections required to be made in writing under any provision of the Plan shall be invalid unless made on such forms as may be provided or approved by the Administrator and, in the case of a notice or election by a Participant or Beneficiary, unless executed by the Participant or Beneficiary giving such notice or making such election.

         11.4 DELEGATION OF AUTHORITY. Whenever the Corporation is permitted or required to perform any act, such act may be performed by its President or Chief Executive Officer or other person duly authorized by its President or Chief Executive Officer, its Board or the Benefits Committee.

         11.5 SERVICE OF PROCESS. The Administrator shall be the agent for service of process on the Plan.

         11.6 GOVERNING LAW. The Plan shall be construed, enforced and administered in accordance with the laws of the State of Virginia.

         11.7 BINDING EFFECT. The Plan shall be binding upon and inure to the benefit of the Corporation, its successors and assigns, and each Participant and his heirs, executors, administrators and legal representatives.

         11.8 SEVERABILITY. If any provision of the Plan should for any reason be declared invalid or unenforceable by a court of competent jurisdiction, the remaining provisions shall nevertheless remain in full force and effect.

         11.9 NO EFFECT ON AGREEMENT. The Plan shall not be considered or construed to modify, amend or supersede any agreement between the Corporation and the Participant relating to the Participant's services as a member of the Board heretofore or hereafter entered into unless so specifically provided.

         11.10 GENDER AND NUMBER. In the construction of the Plan, the masculine shall include the feminine or neuter and the singular shall include the plural and vice-versa in all cases where such meanings would be appropriate.

         11.11 TITLES AND CAPTIONS. Titles and captions and headings herein have been inserted for convenience of reference only and are to be ignored in any construction of the provision hereof.

                                   ARTICLE XII

                     PARTICIPATION BY ADDITIONAL CORPORATION
                     ---------------------------------------

         12.1 ADOPTION BY ADDITIONAL CORPORATION.

         12.1(a) Any Affiliate may adopt the Plan with the consent of the Board of the Plan Sponsor and its Board.

         12.1(b) In addition, and as alternative to the consent, authorization and approval by the Board required under subparagraph 12.1(a) with respect to the adoption of the Plan by an Affiliate, the Board of the Plan Sponsor hereby delegates to the Benefits Committee the authority to consent to, authorize and approve any such adoption of the Plan.

         12.2 TERMINATION EVENTS WITH RESPECT TO CORPORATIONS OTHER THAN THE PLAN SPONSOR. The Plan shall terminate with respect to any Corporation other than the Plan Sponsor, and such Corporation shall automatically cease to be a participating Corporation in the Plan, upon the happening of any of the following events:

                  (i) Action by the Corporation's Board terminating its participation in the Plan and specifying the date of such termination. Notice of such termination shall be delivered to the Administrator and the Plan Sponsor.

                  (ii) The Corporation's ceasing to be an Affiliate.

                  (iii) Action by the Board of the Plan Sponsor or the Benefits Committee terminating the Corporation's participation in the Plan and specifying the date of such termination. Notice of such termination shall be delivered to the Administrator and the former participating Corporation.

Termination of the Plan with respect to any Corporation shall mean termination of active participation of the Participants employed by such Corporation, but shall not mean immediate payment of all Deferral Account balances with respect to the Participants of such Corporation unless the Board of the Plan Sponsor or the Benefits Committee so directs.

         IN WITNESS WHEREOF, each Corporation has caused the Plan to be signed on its behalf by its duly authorized officer of the 27th day of April, 1995.



                                       FAUQUIER BANKSHARES, INC.

                                       By: /s/ Fran Stringfellow
                                           ----------------------------
                                       Its       Secretary
                                           ----------------------------


Attest:

------------------------------

Its --------------------------


                                       FAUQUIER BANKSHARES, INC.

                                       By: /s/ Fran Stringfellow
                                           ----------------------------
                                       Its       Secretary
                                           ----------------------------



Attest:

------------------------------

Its --------------------------